FOR IMMEDIATE RELEASE

Contact:	Mark Hord ViewPoint Financial Group 972-578-5000, Ext. 7440

VIEWPOINT FINANCIAL GROUP, INC. COMMENCES SYNDICATED COMMUNITY OFFERING,
EXTENDS COMMUNITY OFFERING AND INCREASES PURCHASE LIMITATIONS

PLANO, Texas, June 16, 2010 — ViewPoint Financial Group, a federal corporation (Nasdaq: VPFG), announced today that ViewPoint Financial Group, Inc., the newly formed Maryland corporation and proposed holding company for ViewPoint Bank (“New ViewPoint Financial Group”), has commenced a syndicated community offering to complete the sale of shares in the offering being conducted in connection with the second step conversion of ViewPoint Bank. Sandler O’Neill & Partners, L.P. is acting as sole book-running manager for the syndicated community offering. Sterne, Agee & Leach, Inc. is acting as co-manager for the syndicated community offering. The syndicated community offering will be conducted on a best efforts basis and none of the members of the syndicate group are required to purchase any shares in the offering. ViewPoint Financial Group also announced that the community offering phase of the stock offering has been extended until noon, Central Time, on June 28, 2010, the date set for the meetings of ViewPoint Financial Group’s shareholders and ViewPoint Bank’s depositors to approve the transaction.

In addition, ViewPoint Financial Group announced that New ViewPoint Financial Group has filed a prospectus supplement with the Securities and Exchange Commission increasing the maximum purchase limit from 200,000 shares ($2.0 million) for individual purchasers and from 400,000 shares ($4.0 million) for purchasers acting together with others, in all categories of the offering combined to, in both cases, an amount equal to 5% of the shares sold in the offering ($11.5 million at the maximum of the offering range). We may, in our sole discretion and without further notice, accept orders for up to 8.79% of the total number of shares to be sold in the offering, provided that orders for stock exceeding 5% of the total offering shall not exceed in the aggregate 10% of the offering. Consistent with the prospectus dated May 6, 2010, the only persons who will be resolicited are those who subscribed for the maximum purchase limit in the subscription offering. Any increased orders must be received with full payment by noon, Central Time, on June 28, 2010. All other eligible subscribers who properly completed and timely submitted a stock order form will be allocated the number of shares of common stock requested in their stock order form.

The completion of the conversion and offering is subject to, among other things, selling a minimum of 17,000,000 shares in the offering, the receipt of all necessary final regulatory approvals, the receipt of the approvals of the depositors of ViewPoint Bank and the shareholders of ViewPoint Financial Group.

Forward Looking Statements — This release may contain certain “forward looking statements” which may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” and “potential.” Examples of forward looking statements include, but are not limited to, estimates with respect to the financial condition, results of operations and business of New ViewPoint Financial Group, ViewPoint Financial Group and ViewPoint Bank that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, general economic and market conditions, legislative and regulatory conditions, changes in interest rates that affect ViewPoint Bank’s interest rate spread, changes in deposit flows, loan demand or real estate values and other economic, governmental, competitive, regulatory and technological factors that may affect New ViewPoint Financial Group, ViewPoint Financial Group and ViewPoint Bank’s operations.

A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. This press release is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer will be made only by means of the written prospectus forming part of the registration statement (and, in the case of the subscription offering, an accompanying stock order form).

ViewPoint Financial Group has filed a proxy statement/prospectus concerning the conversion with the SEC. Shareholders of ViewPoint Financial Group are urged to read the proxy statement/prospectus because it contains important information.
Investors are able to obtain all documents filed with the SEC by ViewPoint Financial Group free of charge at the SEC’s website, www.sec.gov. In addition, documents filed with the SEC by ViewPoint Financial Group are available free of charge from the Corporate Secretary of ViewPoint Financial Group at ViewPoint Financial Group, 1309 W. 15th Street, Plano, Texas 75075, Attention: Corporate Secretary.

The directors, executive officers, and certain other members of management and employees of ViewPoint Financial Group are participants in the solicitation of proxies in favor of the conversion from the shareholders of ViewPoint Financial Group. Information about the directors and executive officers of ViewPoint Financial Group is included in the proxy statement/prospectus filed with the SEC.

The shares of common stock are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.